UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 22, 2020
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 22, 2020, Oportun Funding V, LLC (the “Issuer”), an indirect wholly-owned special purpose subsidiary of Oportun Financial Corporation (the “Company”) and Wilmington Trust, National Association (the "Trustee") entered into the Eighth Amendment to the Base Indenture (the "Base Indenture Amendment"), the Fifth Amendment to the Series 2015 Supplement (the "Supplement Amendment") and other related documents (together with the Base Indenture Amendment and the Supplement Amendment, the “Amendments”) to the Company's variable funding note facility (the “Secured Financing Facility”) as further described below. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the Amendments.

Furthering its commitment to support its customers throughout the COVID-19 pandemic, the Company expanded its servicing tools and solutions available to assist customers that are adversely impacted by the coronavirus or other emergencies, including, among others, by offering emergency hardship payment deferrals to impacted customers (an “Active Emergency Hardship Deferment Receivable”). The Secured Financing facility also requires the Company to get lender consent prior to making material changes to its credit and collection policies. To that end, the Amendments reflect the expansion of these servicing tools and solutions, and the corresponding application of such tools to certain receivables in the Secured Financing Facility, providing the Company with the flexibility to continue working with its customers by continuing to offer those solutions.

The Amendments also add a Concentration Limit providing that the aggregate Outstanding Receivables Balance of all Active Emergency Hardship Deferment Receivables that are Eligible Receivables pledged to the Secured Financing Facility shall not exceed (a) 15.0% at any time prior to March 31, 2021 or (b) 5.0% at any time on or after March 31, 2021, of the aggregate Outstanding Receivable Balance of all Eligible Receivables at such times. In addition, the advance rate for such Active Emergency Hardship Deferment Receivables will be 60%, while the advance rate for all other Receivables will remain at 85%. As of May 22, 2020, we had $225.3 million of undrawn capacity on our Secured Financing Facility, as we repaid $7.5 million in connection with the change in the advance rate with respect to Active Emergency Hardship Deferment Receivables. The Amendments do not modify the commitment amount or interest rate of the Secured Financing Facility. The revolving period end date of the Secured Financing Facility remains October 1, 2021. There have been no changes to the Company's other financings.

The foregoing descriptions of the Base Indenture Amendment and Supplement Amendment described above do not purport to be complete and are qualified in their entirety by reference to the text of the Base Indenture Amendment and Supplement Amendment, copies of which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Eighth Amendment to Base Indenture by and between Oportun Funding V, LLC and Wilmington Trust, National Association, dated as of May 22, 2020.
10.2	Fifth Amendment to the Series 2015 Supplement by and between Oportun Funding V, LLC and Wilmington Trust, National Association, dated as of May 22, 2020.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	May 27, 2020	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial and Accounting Officer)